                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         SubMicron Systems Corporation
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (4) Date filed:

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

                         SUBMICRON SYSTEMS CORPORATION
                           6330 HEDGEWOOD DRIVE, #150
                              ALLENTOWN, PA 18106

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 30, 1998

     The Annual Meeting of Stockholders of SubMicron Systems Corporation (the "Company") will be held on Tuesday, June 30, 1998, at 10:00 a.m., at the Holiday Inn Conference Center, Rt. 100 & I-78, Fogelsville, Pennsylvania, for the following purposes:

     1. To elect two directors to hold office until the Annual Meeting of Stockholders in 2001.

     2. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares issuable thereunder.

     3. To approve an amendment to the Company's 1991 Amended and Restated Stock Option Plan to increase the number of shares issuable thereunder.

     4. To approve the Company's 1997 Stock Option Plan for Non-Employee Directors.

     5. To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for 1998.

     6. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on May 27, 1998 as the record date for the meeting. Only stockholders of record at that time are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the meeting.

     You are cordially invited to attend the meeting in person. The Board of Directors urges you to sign, date and return the enclosed proxy card promptly. The return of the enclosed proxy card will not affect your right to vote in person if you choose to attend the meeting.

                                          Stephen DiRugeris
                                          Secretary

May 29, 1998

                         SUBMICRON SYSTEMS CORPORATION
                           6330 HEDGEWOOD DRIVE, #150
                              ALLENTOWN, PA 18106
                           -------------------------

                                PROXY STATEMENT

                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 30, 1998
                           -------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SubMicron Systems Corporation (the "Company") for use at the Company's Annual Meeting of Stockholders which will be held on the date, at the time and place, and for the purposes set forth in the foregoing notice. This Proxy Statement, the foregoing notice and the enclosed proxy card are first being sent to stockholders on or about May 29, 1998.

     The Board of Directors does not intend to bring any matter before the meeting except those as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy card, or their duly constituted substitutes acting at the meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     When your proxy card is returned properly signed prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the directors.

     Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

                    VOTING SECURITIES AND SECURITY OWNERSHIP

OUTSTANDING SHARES AND VOTING RIGHTS

     At the close of business on May 27, 1998, the record date fixed for the determination of stockholders entitled to notice of and to vote at the meeting, 19,556,517 shares of the Company's Common Stock (the "Common Stock") and 95.85 shares of the Company's Series A Convertible Non-Redeemable Preferred Stock (the "Series A Preferred Stock") were outstanding and entitled to vote. Only the record holders of Common Stock and Series A Preferred Stock on the record date will be entitled to vote. There are no other classes of voting securities outstanding. The presence at the meeting, in person or by proxy, of holders of shares entitled to cast at least a majority of the votes that may be cast by all shares of Common Stock and Series A Preferred Stock outstanding as of the record date, voting together, will constitute a quorum. Each share of Series A Preferred Stock is convertible into 2,000 shares of Common Stock and is entitled to one vote for each share of Common Stock into which such share or fraction thereof may be converted. Each share of Common Stock is entitled to one vote, and, accordingly, each share of Series A Preferred Stock is entitled to 2,000 votes. The Common Stock and Series A Preferred Stock will vote together on all matters scheduled to be considered. The total number of votes entitled to be cast at the meeting is 19,748,217. There are no cumulative voting rights with respect to the election of directors.

     Abstentions and broker non-voters are counted for purposes of determining whether a quorum is present at the meeting. Abstentions will be counted in tabulations of votes cast on the matters to be voted on, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. The election of directors requires a plurality of the votes cast and each other matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. Accordingly, except with respect to the election of directors, an abstention has the effect of a negative vote.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership as of May 27, 1998 of each person who was known to the Company to be the beneficial owner of more than 5% of the Common Stock. Each of the stockholders named below has sole voting and investment power with respect to such shares, unless otherwise indicated.

                NAME AND ADDRESS OF                                    NUMBER OF      PERCENT OF
                 BENEFICIAL OWNER                    TITLE OF CLASS    SHARES(1)        CLASS
                -------------------                  --------------    ---------      ----------
David F. Levy......................................  Common Stock      2,046,125(2)      10.3%
4780 Oakes Road
Suite M
Ft. Lauderdale, FL 33341
James S. Molinaro..................................  Common Stock      2,318,125(3)      11.7
6330 Hedgewood Drive, #150
Allentown, PA 18106
The KB Mezzanine Fund II, L.P......................  Common Stock      5,293,094(4)      21.3
405 Lexington Avenue,
21st Floor
New York, NY 10174
Celerity Silicon, L.L.C............................  Common Stock      1,323,273(4)       6.3
11111 Santa Monica Blvd.
Suite 1127
Los Angeles, CA 90025

---------------
(1) With respect to each stockholder, includes any shares issuable upon exercise of any options or warrants held by such stockholder that are or will become exercisable within sixty days of May 27, 1998.

(2) Includes options to purchase 396,125 shares of Common Stock.

(3) Includes options to purchase 338,125 shares of Common Stock.

(4) This information is based on a Schedule 13D/A, dated December 31, 1997, filed by The KB Mezzanine Fund II, L.P. and Celerity Silicon, L.L.P. with the Securities and Exchange Commission. Based on the Schedule 13D, the beneficial ownership consists of warrants to purchase shares of Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of May 27, 1998 of (i) each director of the Company, (ii) each of the Named Executives (as hereinafter defined) and
(iii) all the directors and executive officers as a group. Each of the stockholders named below has sole voting and investment power with respect to such shares, unless otherwise indicated.

                       NAME OF                                           NUMBER OF    PERCENT OF
                  BENEFICIAL OWNER                     TITLE OF CLASS    SHARES(1)      CLASS
                  ----------------                     --------------    ---------    ----------
David J. Ferran......................................  Common Stock        310,000(2)     1.6%
Mark R. Benham.......................................  Common Stock      1,323,273(3)     6.3
Ronald B. Booth......................................  Common Stock         19,200(4)       *
Michael H. Khougaz...................................  Common Stock      5,293,094(5)    21.3
James Newton.........................................  Common Stock             --         --
Barry W. Ridings.....................................  Common Stock         78,200(6)       *
Leonard R. Weisberg..................................  Common Stock         48,655(7)       *
Donald Zito..........................................  Common Stock         20,000          *
David W. Dedman......................................  Common Stock         31,250(8)       *
Michael G. Gawarecki.................................  Common Stock          1,000          *
John W. Kizer........................................  Common Stock             --         --
James S. Molinaro....................................  Common Stock      2,318,125(9)    11.7
David F. Levy........................................  Common Stock      2,046,125(10)    10.3
Richard E. Novak.....................................  Common Stock         32,172(11)       *
All Executive officers and directors
  as a group (14 persons)............................  Common Stock      9,474,969(12)    35.3

---------------
  *  Less than 1 percent.

 (1) With respect to each stockholder, includes any shares issuable upon exercise of any options or warrants beneficially held by such stockholder that are or will become exercisable within sixty days of May 27, 1998.

 (2) Includes options to purchase 250,000 shares of Common Stock.

 (3) Mr. Benham is a managing member of Celerity Silicon, L.L.C. ("Celerity") and, accordingly, may be deemed to beneficially owned the shares referred to in the previous table as being beneficially owned by Celerity. See Note
     (4) to the previous table.

 (4) Includes options to purchase 5,000 shares of Common Stock.

 (5) Mr. Khougaz is a managing member of the general partner of The KB Mezzanine Fund II L.P. ("KB") and, therefore, may be deemed to beneficially own the shares referred to in the previous table as being beneficially owned by KB. See Note (4) to previous table.

 (6) Includes options to purchase 8,000 shares of Common Stock and 7.1 shares of Class A Preferred Stock convertible into 14,200 shares of Common Stock.

 (7) Includes options to purchase 18,000 shares of Common Stock.

 (8) Consists of options to purchase shares of Common Stock.

 (9) Includes options to purchase 338,500 shares of Common Stock.

(10) Includes options to purchase 396,125 shares of Common Stock.

(11) Includes options to purchase 12,500 shares of Common Stock.

(12) Includes options to purchase an aggregate of 663,250 shares of Common Stock, warrants to purchase an aggregate of 6,616,367 shares of Common Stock and 7.1 shares of Class A Preferred Stock convertible into 14,200 shares of Common Stock.

                             ELECTION OF DIRECTORS

                             (ITEM 1 ON PROXY CARD)

     At the meeting, the stockholders will elect two Class B directors to hold office until the Annual Meeting of Stockholders in 2001 and until their respective successors have been duly elected and qualified. The Board of Directors is divided into three classes serving staggered three-year terms, the term of one class of directors to expire each year. The term of the present Class B Directors expires at the 1998 Annual Meeting of Stockholders. The Board has nominated two persons to serve as Class B Directors: Barry W. Ridings and Donald Zito, both of whom are currently serving as Class B Directors and have indicated a willingness to continue serving as directors. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted "FOR" the election of Messrs. Ridings and Zito. Should either of the nominees become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other person as the Board of Directors may recommend.

     In connection with the issuance of its Series A Preferred Stock and the Company's 8% Convertible Subordinated Notes (the "8% Notes") in March 1997, the Company agreed to appoint two representatives of the holders of the 8% Notes (the "8% Noteholders") as directors of the Company. Mr. Booth is currently the only director serving as such a representative. In addition, the Board of Directors agreed to continue to nominate two designees reasonably acceptable to the Company and the representatives of the 8% Noteholders if more than 50% of the aggregate principal amount of the Notes remains outstanding at the expiration of such term or was outstanding at any time within six months prior to the end of such term. Beginning six months after less than 50% but more than 25% of the aggregate principal amount of the 8% Notes remains outstanding, the 8% Noteholders will be entitled to have only one designee on the Board, and six months after less than 25% of the aggregate principal amount of the 8% Notes remains outstanding, the 8% Noteholders will no longer be entitled to representatives on the Board. Accordingly, one or both of the designees is intended to resign as a director at such time as the 8% Noteholders are entitled to only one or no representatives on the Board. Messrs. David F. Levy and James
S. Molinaro have agreed to vote their shares in favor of the designees of the 8% Noteholders.

     In connection with the Company's issuance of $20 million principal amount of its 12% Senior Subordinated Notes due 2002 (the "12% Notes") and associated warrants to purchase approximately 6.6 million shares of Common Stock (the "Warrants") to The KB Mezzanine Fund II, L.P. and Celerity Silicon, L.L.C. (the "Initial Purchasers"), the Company appointed Messrs. Khougaz and Benham to the Board of Directors as designees of the Initial Purchasers. Upon the expiration of the term of either such designees, if either a majority of the initial principal amount of the 12% Notes or a majority of the number of initial Warrants or shares of Common Stock issuable upon exercise of such Warrants continues to be owned by the Initial Purchasers, the Company will, at the request of the representatives of the Initial Purchasers, nominate another designee of the Initial Purchasers. The foregoing obligations are subject to each such designee agreeing to resign as a director effective on the date that neither a majority of the initial principal amount of the 12% Notes or a majority of the number of Warrants or shares of Common Stock issuable thereunder continues to be owned by the Initial Purchasers or their affiliates. Certain executive officers and directors of the Company have agreed to vote their shares in favor of such designees.

     The current members of the Board of Directors, including the nominees for Class B Director, together with certain information about them, are set forth below:

                                                   DIRECTOR     TERM              POSITIONS WITH
                   NAME                     AGE     SINCE      EXPIRES              THE COMPANY
                   ----                     ---    --------    -------            --------------
Class B Directors

Barry W. Ridings..........................   46      1993       1998      Director

Donald Zito...............................   57      1998       1998      Director

Class A Directors

Mark R. Benham............................   47      1998       1999      Director

David J. Ferran...........................   41      1997       1999      President, Chief Executive
                                                                          Officer and Director

Leonard R. Weisberg.......................   68      1988       1999      Director

Class C Directors

Ronald B. Booth...........................   49      1997       2000      Director

Michael H. Khougaz........................   39      1998       2000      Director

James Newton..............................   50      1998       2000      Director

     Mr. Ridings has been a director of the Company since 1993. Since March 1990, Mr. Ridings has been a Managing Director for BT Alex. Brown Incorporated. From June 1986 to March 1990, Mr. Ridings was a Managing Director for Drexel Burnham Lambert, investment bankers. Mr. Ridings is also a director of Noodle Kidoodle, Inc., New Valley Corporation, Norex Industries, Inc., Telemundo Group, Inc., Search Capital Group, Inc. and TransCor Waste Services Inc. Mr. Ridings received an M.B.A. from Cornell University.

     Mr. Zito has been a director of the Company since January 1998. Mr. Zito is recently retired from Parker Hannifin Corp. Mr. Zito worked 35 years for Parker Hannifin, with his most recent position being corporate Vice President and President of the Fluid Connectors Group. Prior to assuming this position in 1987, Mr. Zito was Vice President of Operations for the Fluidpower Group, headquartered in Des Plaines, Illinois, where he was responsible for the Group's Cylinder, Pneumatic and Filter Divisions. Mr. Zito graduated from Case Institute of Technology (now Case Western Reserve University) with a Bachelor of Science Degree in Metallurgical Engineering. Mr. Zito currently serves on the boards of Lokring Corp. and the Meridia Health System Division of the Cleveland Clinic.

     Mr. Benham has been a director of the Company since January 1998. Mr. Benham has fifteen years of experience in private equity and investment banking. Prior to co-founding Celerity Partners in 1992, from 1988-1992 he was a Senior Investment Officer of Citicorp Venture Capital, Ltd. in New York. Prior to joining Citicorp, Mr. Benham was an advisor to Yamaichi UniVen Co., Ltd., the venture capital subsidiary of Yamaichi Securities International. Mr. Benham holds a B.A. degree in English from the University of California, Berkeley, and an M.A. and M.B.A. from the University of Chicago. Mr. Benham is a director of Dynamic Circuits, Inc. and Unarco Commercial Products.

     Mr. Ferran became President, Chief Executive Officer and a director of the Company in May 1997. Prior thereto, Mr. Ferran served as President and Chief Executive Officer of Tylan General Corporation ("Tylan General") and its predecessor from 1984, and as Chairman of its Board of Directors from February 1994 until February 1997, when Tylan General was acquired. Mr. Ferran has a B.S. in Business Administration from the University of New Hampshire.

     Mr. Weisberg has been a director of SubMicron since its inception in 1988. Mr. Weisberg was Vice President, Research and Engineering for Honeywell Inc. from 1980 until his retirement at the end of 1994. Prior to joining Honeywell, Mr. Weisberg served as Director of Electronics and Physical Sciences in the Office of the Secretary of Defense of the United States Department of Defense. Previously, Mr. Weisberg was Vice President and Director of the Central Research Laboratory of Itek Corporation and was Director of the

Semiconductor Device Research Laboratory of RCA Laboratories. Mr. Weisberg has a B.A. in Physics from Clark University and an M.A. in Physics from Columbia University.

     Mr. Booth has been a director of the Company since 1997. Mr. Booth has been President of Pacific Air Aviation, Inc., an air charter company in Las Vegas, Nevada, since October 1993. From October 1992 to September 1993, Mr. Booth was Chief Financial Officer of Arcadian Motor Carrier, Inc., a nationwide trucking operation, and from September 1984 to October 1992, he was Vice President of Finance for WestAir Commuter Airlines. Mr. Booth is a Certified Public Accountant and has a B.S. degree in Business Administration/Accounting from California State University, Chico.

     Mr. Khougaz has been a director of the Company since January 1998. Mr. Khougaz is a Managing Director and founding partner of Equinox Investment Partners, a private investment firm with $300 million of assets and commitments for mezzanine and private equity under management. Prior to forming Equinox, he was an Executive Director of Kleinwort Benson Limited, a British merchant bank. From 1986 to 1996, Mr. Khougaz worked for Kleinwort Benson in a variety of corporate finance functions in Los Angeles, London and New York. Prior to joining Kleinwort Benson, Mr. Khougaz was an officer of Continental Illinois Corp. Mr. Khougaz completed his undergraduate studies at the University of California at Berkeley and Los Angeles, and received his M.B.A. from the University of Southern California. Mr. Khougaz is also a Certified Public Accountant. Mr. Khougaz is currently a director of Dynamic Circuits, Inc., Labtec, Inc. and Prime Matrix, Inc.

     Mr. Newton has been a director of the Company since May 1998 and served as Director of Corporate Culture and Communication of the Company from June 1997 until assuming such position. In November 1992, Mr. Newton founded Newton Learning Corporation and has served as President since its inception. Mr. Newton is also Vice President of Organizational Development for Dura Pharmaceutical.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1997, the Board of Directors held ten meetings. The Board has an Audit Committee and Compensation Committee but does not have a Nominating Committee. The Audit Committee, which held one formal meeting during 1997, reviews the Company's internal controls and handles matters relating to the Company's independent auditors. Messrs. Ridings (Chairman), Benham and Khougaz are members of the Audit Committee. The Compensation Committee, which held four meetings during 1997, considers and determines compensation issues involving the Company's executive officers and oversees the compensation of other employees of the Company. The current members of the Compensation Committee are Messrs. Khougaz (Chairman), Benham, Booth and Zito. The Compensation Committee also administers the Company's stock option plans.

     All directors attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which they served.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and executive officers are required to file reports with the Securities and Exchange Commission, within specified monthly and annual due dates, relating to their ownership of and transactions in the Common Stock. A Form 4 to be filed by Leonard R. Weisberg, a director of the Company, was inadvertently filed in an untimely manner.

COMPENSATION OF DIRECTORS

     The Board has approved, subject to approval by the Company's stockholders at the annual meeting, the 1997 Stock Option Plan for Non-Employee Directors. Pursuant to such Plan, each non-employee director at the time its adoption and each person who becomes a director of the Company after such date who is not either (a) an employee of the Company or any of its subsidiaries or (b) holding such position as a result of being a designee of a person with the right to designate directors (each such person, a "Non-Employee

Director") receives an option to purchase 75,000 shares of Common Stock at the time such Plan was adopted or such person became a Non-Employee Director, as the case may be. The exercise price for options granted under such Plan is the fair market value of a share of Common Stock on date of grant. Such options generally vest and become exercisable in ten equal semi-annual installments beginning six months from the date of grant and terminate ten years from the date of grant. A person who still qualifies as a Non-Employee Director on the fifth anniversary of his previous grant will receive a new grant of options to purchase 75,000 shares of Common Stock on each such date. All directors are reimbursed for their out-of-pocket expenses incurred in attending Board meetings.

             APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

                             (ITEM 2 ON PROXY CARD)

     At the 1995 annual meeting, the Company's stockholders approved the SubMicron Systems Corporation 1994 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan was adopted to provide employees of the Company and its subsidiaries with a method of acquiring an equity interest in the Company through the purchase of shares of Common Stock, at discounted prices, using payroll deductions. At the 1997 annual meeting, the Company's stockholders approved an amendment to the Stock Purchase Plan to increase the number of shares of Common Stock subject to the Stock Purchase Plan. As amended, the Stock Purchase Plan provides for the issuance of up to 500,000 shares of Common Stock. As of May 27, 1998, 88,877 shares remained available for issuance under the Stock Purchase Plan. Accordingly, the Board has approved and recommended that the Company's stockholders approve an amendment to the Stock Purchase Plan to increase the aggregate maximum number of shares subject to the Stock Purchase Plan from 500,000 to 800,000 shares. Although the Stock Purchase Plan is an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986 (the "Code"), the Stock Purchase Plan is not a "qualified deferred compensation plan" under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     The material features of the Stock Purchase Plan are as follows:

     - NUMBER OF SHARES. The aggregate maximum number of shares reserved for issuance under the Stock Purchase Plan will be increased to 800,000 shares if the amendment is approved, subject to adjustment upon the occurrence of stock dividends, stock splits, recapitalization or certain other capital adjustments that change the number of outstanding shares of Common Stock.

     - ADMINISTRATION AND OPERATION. The Stock Purchase Plan is administered by the Board of Directors or a Committee of at least two members designated by the Board. No member of the Board who is eligible to participate in the Stock Purchase Plan may be a member of that Committee. All questions of interpretation or application of the Stock Purchase Plan are determined by the Board of Directors, whose decisions are final and binding upon all participants.

     The Stock Purchase Plan has overlapping two-year offering periods that begin each January 1 and July 1. Each offering period includes four six-month purchase periods. Purchases under the Stock Purchase Plan are made each June 30 and December 31 at a purchase price per share of Common Stock equal to 85% of the fair market value of a share of Common Stock on either the first day of the applicable offering period or on the day of purchase, whichever is lower. In the event the fair market value is lower on the date of purchase, the applicable offering period will terminate on such purchase date, and a new offering period will commence on the next day (January 1 or July 1, as the case may be). The fair market value of the Common Stock is determined in relation to market price in accordance with certain procedures set forth in the Stock Purchase Plan. No fractional shares will be purchased, and any remaining cash will automatically stay in the employee's account until the next purchase date (unless the employee withdraws from the Stock Purchase Plan, in which case the cash will be returned to the employee).

     An eligible employee may authorize payroll deductions from 1% to 10% of such employee's compensation (subject to a lower limit as may be established by the Stock Purchase Plan Committee). At the end of each six-month purchase period, the deductions are applied to the purchase of Common Stock.

     All funds received are held by the Company under the Stock Purchase Plan, are general assets of the Company, free of any trust or other restriction, and may be used for any corporate purpose. No interest on such funds will be credited to or paid to any participant under the Stock Purchase Plan.

     - ELIGIBILITY. Any regular employee of the Company and its participating subsidiaries whose customary employment is at least 20 hours per week and more than five months per year is eligible to participate in the Stock Purchase Plan, beginning with the first offering period following the six-month anniversary of such employee's date of hire. As of May 27, 1998, approximately 270 employees would have been eligible to participate in the Stock Purchase Plan.

     - LIMITATIONS ON PARTICIPATION AND AMOUNT PURCHASED. No employee may participate in the Stock Purchase Plan to the extent that such employee would be entitled to purchase more than $25,000 in fair market value of Common Stock under all employee stock purchase plans of the Company in any calendar year. The maximum number of shares any participant may purchase during any six-month purchase period is determined by dividing $12,500 by the fair market value of a share of Common Stock on the first day of the purchase period. In addition, no employee may participate in the Stock Purchase Plan to the extent that such employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, after giving effect to such purchase.

     - PAYMENT. An employee pays for the shares purchased under the Stock Purchase Plan by making contributions through payroll deductions of up to 10% (or such lower percentage as may be set by the Board of Directors or the Stock Purchase Plan Committee), but not less than 1% of an employee's compensation, subject to the limits described above. Employees may not make cash contributions to the Stock Purchase Plan in addition to their payroll deductions. The employee must be employed on the purchase date to purchase shares of Common Stock, and if employment terminates for any reason, including retirement or death, the employee will be withdrawn from the Stock Purchase Plan immediately and the payroll deductions credited to the employee's account will be returned to the employee, without interest.

     - INCREASING AND DECREASING DEDUCTIONS; WITHDRAWAL; RESTRICTION ON TRANSFERABILITY. An employee may decrease, but not increase, the rate of payroll deductions at any time during an offering period by submitting a new subscription agreement. The employee may increase the rate of payroll deductions for upcoming offering periods only during the two-week period before the start of a new purchase period. The number of times the employee may change such deductions may be limited, however, by the Board of Directors or the Committee administering such Plan. An employee may withdraw from the Stock Purchase Plan at any time by completing a notice of withdrawal and submitting it to the Company prior to the end of a purchase period. The employee's rights to purchase shares under the Stock Purchase Plan are not transferable.

     - TREATMENT OF SHARES PURCHASED. The shares purchased by an employee under the Stock Purchase Plan will be held in an investment account, with the employee having the right at any time to withdraw all or any portion of the shares credited to the employee's account by giving written notice to the Company. If, however, the shares remain in the employee's investment account, any cash dividends paid with respect to the shares will be retained and used to purchase additional shares under the Stock Purchase Plan, subject to the provisions and limitations of the Stock Purchase Plan.

     - AMENDMENTS TO AND TERMINATION OF THE PLAN. Subject to the provisions of the Stock Purchase Plan, the Board of Directors may amend or terminate the Stock Purchase Plan, except that certain amendments, such as increasing the number of shares subject to the Stock Purchase Plan, require approval of the Company's stockholders. Unless earlier terminated, the Stock Purchase Plan will continue in effect until December 31, 2004.

     - FEDERAL INCOME TAX ASPECTS. The ability of employees to purchase stock under a stock purchase plan is treated as a type of stock option right, where the option is viewed as granted at the beginning of an offering period, and where the exercise of the option occurs on the date the stock is purchased under the terms of the Stock Purchase Plan. The federal income tax consequences of the grant and exercise of stock options under an employee stock purchase plan (as defined in Section 423 of the Code) and the subsequent disposition of shares acquired under such options are summarized below.

     The employee is not taxed at the time of the grant of stock options or when shares are purchased pursuant to the exercise of the options under the Stock Purchase Plan.

     Upon the sale of shares acquired under the Stock Purchase Plan, any gain up to the 15% discount on the purchase price is taxable as ordinary compensation income, and any further gain will be taxable as a mid-term capital gain and any loss will be treated as a mid-term capital loss, provided that such shares are not sold within two years of the beginning of the offering period during which the shares were purchased nor within one year from the date such shares were purchased. Mid-term capital gains are taxed at a rate not to exceed 28%. If the shares are held for more than 18 months from their purchase date, any capital gain in excess of that attributable to the 15% discount recognized on a subsequent sale of the shares will be long-term capital gain which is taxed at a rate not to exceed 20%, and any loss on such sale would be treated as a long-term capital loss.

     If the holding period requirements for such shares are not satisfied, the difference between the price paid by the employee and the market value of the shares on the date of purchase is taxable as ordinary income in the year of the disposition and the difference between the amount received by the employee on the disposition of the shares and the market value of the shares as of the date of purchase is treated as a capital gain or loss (which may be short-term, mid-term or long-term capital gain or loss depending upon the employee's holding period).

     In addition, if the holding period requirements are not met, the Company will be entitled to a tax deduction equal to the difference between the price paid by the employee and the market value of the shares at the date of purchase. If the holding period requirements are met, the Company will not be entitled to such a deduction.

     - STOCK PURCHASE PLAN BENEFITS. The proposed amendment would not change the benefits available under the Stock Purchase Plan as now in effect. The number of shares of Common Stock which would be purchased during the Company's 1998 fiscal year is not determinable because purchase prices will not be set until the end of each offering period and the level of participation may fluctuate during the course of the year. One of the Named Executives who is an employee of the company, Mr. Molinaro, is not eligible to participate in the Stock Purchase Plan because he owns shares of Common Stock representing more than 5% of the voting power of the Common Stock.

     During 1997, one of the other Named Executives, Messr. Novak participated in the Stock Purchase Plan and purchased 5,674 shares of Common Stock with an aggregate dollar difference between the purchase price and the Fair Market Value of the shares ("Aggregate Dollar Difference") of $.38 for each share purchased. The Company has one executive officer other than the Named Executives who purchased 3,619 shares of Common Stock having an Aggregate Dollar Difference of $.34 for each share purchased. Nonexecutive officer employees (approximately 185 persons) purchased 182,308 shares of Common Stock having an Aggregate Dollar Difference of $.37 for each share purchased. Nonemployee directors are not entitled to participate in the Stock Purchase Plan.

     The affirmative vote of a majority of the votes cast at the meeting in person or by proxy is required to approve the amendment. THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL OF THE AMENDMENT TO THE STOCK PURCHASE PLAN.

              APPROVAL OF AMENDMENT TO THE COMPANY'S 1991 AMENDED
                         AND RESTATED STOCK OPTION PLAN

                             (ITEM 3 ON PROXY CARD)

     The Company's 1991 Amended and Restated Stock Option Plan (the "Stock Option Plan") was adopted to recognize the contributions made to the Company and its affiliates by their respective employees, directors, consultants and advisors, to provide those individuals with additional incentive to devote themselves to the future success of the Company and to improve the ability of the Company to attract, retain and motivate individuals upon whom the sustained growth and financial success of the Company depends. The Stock

Option Plan provides for the grant of options ("Options") to purchase shares of Common Stock. At the 1995 and 1997 annual meetings, the stockholders approved certain amendments to the Stock Option Plan, including increases in the aggregate maximum number of shares of Common Stock for which Options may be granted. The Stock Option Plan currently provides for the grant of options to purchase up to an aggregate of 4,000,000 shares of Common Stock.

     As of May 27, 1998, options to purchase 563,708 additional shares were available for grant pursuant to the Stock Option Plan. During the past twelve months, there have been significant management changes at the Company. In connection with the hiring of the Company's new management team, the Board of Directors has granted a substantial number of options under the Stock Option Plan. As a result, the Company has the need to increase the number of options granted under the Stock Option Plan. Accordingly, the Board of Directors has approved and recommends that the Company's stockholders approve an amendment to the Stock Option Plan to increase the aggregate maximum number of shares of Common Stock for which Options may be granted from 4,000,000 to 5,000,000 shares. The closing bid price for a share of Common Stock on May 27, 1998 was $1.34 as reported on the OTC Bulletin Board.

     The key provisions of the Stock Option Plan, as proposed to be amended, are as follows:

     - NUMBER OF SHARES. The aggregate maximum number of shares that may be issued under the Stock Option Plan will be increased to 5,000,000 if the amendment is approved, subject to adjustment upon the occurrence of a stock dividend, stock split, recapitalization or certain other capital adjustments. If any shares subject to any Option are forfeited, or an Option is terminated without issuance of shares, the shares subject to such Option will again be available for grant pursuant to the Stock Option Plan.

     - ADMINISTRATION. The Stock Option Plan is administered by a committee (the "Committee") comprised of two or more members of the Board of Directors; provided, however, the Board may designate two committees to administer the Stock Option Plan, one of such committees to administer the Plan with respect to each person who is an officer of the Company or an affiliate within the meaning of the rules promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") and the other committee to be comprised of directors (which may include directors who are also employees of the Company) to administer the Plan with respect to all other persons.

     - ELIGIBILITY. All employees and directors of the Company and its subsidiaries and consultants and advisors to the Company and its subsidiaries are eligible to receive Options. As of May 27, 1998, there were approximately 350 eligible employees. Consultants and advisors must have rendered bona fide services, and such services must not be in connection with a capital raising transaction.

     - TERM OF STOCK OPTION PLAN. No Options may be granted under the Stock Option Plan after June 9, 2001.

     - OPTIONS. Options granted under the Stock Option Plan may be either incentive stock options ("ISOs") or non-qualified stock options. ISOs are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Unless an Option is specifically designated at the time of grant as an ISO, the Option will be non-qualified. Options to purchase more than 1,000,000 shares may not be issued to any participant in any fiscal year.

     - EXERCISE PRICE. The exercise price of Options will be determined by the Committee, provided that the exercise price of an ISO will be at least 100% of the fair market value of a share of Common Stock on the date the Option is granted, or at least 110% of the fair market value of a share of Common Stock on the date an ISO is granted if the recipient owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than 10% of the total combined voting of all classes of stock of the Company. The term of each Option is fixed by the Committee. The aggregate fair market value, determined as of the time of grant, of the shares of Common Stock with respect to which an ISO is exercisable for the first time by the recipient during any calendar year (under all incentive stock option plans of the Company or an affiliate) may not exceed $100,000.

     - TERMINATION OF OPTIONS. All Options terminate on the earliest of: (a) the expiration of the term specified in the Option, which may not exceed ten years from the date of grant (or five years from the date of grant of an ISO if the optionee on the date of grant owns, directly or by attribution, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an affiliate of the Company); (b) the expiration of three months from the date an optionee's employment or service with the Company or its affiliates terminates for any reason other than disability, death or as set forth in clauses (d) and (e) below; (c) the expiration of one year from the date an optionee's employment or service with the Company or its affiliates terminates by reason of disability or death; (d) the date on which a determination is made by the Committee that the optionee has breached his or her employment or service contract with the Company or an affiliate, has been engaged in disloyalty to the Company or its affiliates or has disclosed trade secrets or confidential information of the Company or its affiliates; or (e) the date set by the Committee to be an accelerated expiration date in the event of a Change of Control (as defined below). The Committee, in its discretion, may provide for additional limitations on the terms of any Option.

     - TRANSFERS. No Option granted under the Stock Option Plan may be transferred, except by will or the laws of descent and distribution, other than pursuant to a "qualified domestic relations order," within the meaning of the Code and ERISA. In addition, option grants may permit the transfer of an Option to the optionee's spouse, children or grandchildren or a trust created solely for the benefit of the optionee and the foregoing persons.

     - PAYMENT. An optionee may pay for shares covered by an Option in cash, certified check, payment through a broker in accordance with Regulation T of the Federal Reserve Board or by such other mode of payment as the Committee may approve, including payment in whole or in part in shares of Common Stock held by the optionee for at least six months.

     - PROVISIONS RELATING TO A CHANGE OF CONTROL. Upon the occurrence of a Change of Control, all Options become immediately exercisable, and the Committee may take whatever action with respect to Options outstanding as it deems necessary or desirable, including acceleration of the expiration or termination date of the date of the Options.

     A Change of Control will occur upon requisite approval by stockholders (or, if such approval is not required, by the Company's Board of Directors) of a plan of liquidation or dissolution or the sale of substantially all of the assets of the Company. Subject to certain exceptions, a Change of Control will also occur upon requisite approval by the Company's and the other constituent corporation's stockholders (or, if such approval is not required, by the Company's Board of Directors) of the merger or consolidation of the Company with or into such other constituent corporation. In addition, a Change of Control will occur if certain entities, persons or groups specified in the Stock Option Plan have become beneficial owners of or have obtained voting control over more than 30% of the outstanding shares of Common Stock or the first date upon which a majority of the Company's Board of Directors consists of persons who have been members of the Board of Directors for less than two years, unless the nomination for election of each new director who was not a director at the beginning of such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     - AMENDMENTS. The Board of Directors may amend the Stock Option Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors may not, without obtaining stockholder approval within 12 months before or after such action, change the class of individuals eligible to receive an ISO or increase the maximum number of shares for which Options may be granted or make any other change or amendment as to which stockholder approval is required in order to satisfy the conditions set forth in the rules promulgated under the Exchange Act.

     - FEDERAL INCOME TAX CONSEQUENCES. The following discussion is a summary of certain federal income tax consequences of the issuance of Options and the acquisition of shares of Common Stock by exercising Options under the Stock Option Plan and does not present a complete analysis of all federal tax consequences which may be relevant to any particular recipient. It also does not purport to discuss state or local income tax laws.

     A recipient of an ISO will not recognize taxable income upon either the grant or exercise of an ISO. The optionee will recognize either mid-term or long-term capital gain or loss on a disposition of the shares acquired upon exercise of an ISO, provided the optionee does not dispose of those shares within two years from the date the ISO was granted or within one year after the shares were transferred to such optionee. If the shares are held for more than 12 months but not more than 18 months prior to their sale, the resulting gain will be a mid-term capital gain; if held more than 18 months prior to sale, the remaining gain will be a long-term capital gain. Currently, for regular federal income tax purposes, mid-term capital gain is taxed at a maximum rate of 28% and long-term capital gain is taxed at a maximum rate of 20%, while ordinary income may be subject to a maximum rate of 39.6%. If the optionee satisfies both of the holding periods described in the second sentence of this paragraph, the Company will not be allowed a deduction by reason of the grant or exercise of an ISO.

     As a general rule, if the optionee disposes of the shares before satisfying both holding period requirements (a "disqualifying disposition"), the gain recognized by the optionee on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between (a) the lesser of the fair market value of the shares on the date of exercise or the amount received for the shares in the disqualifying disposition, and (b) the adjusted basis of the shares, and the Company will be entitled to a deduction in that amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term, mid-term or short-term capital gain, depending on the length of time the optionee held the shares prior to the disposition.

     The amount by which the fair market value of a share at the time of exercise exceeds the option price will be included in the computation of such optionee's "alternative minimum taxable income" in the year the optionee exercises the ISO. Currently, the alternative minimum tax is imposed at the rate of 26% or 28%. If an optionee pays alternative minimum tax with respect to the exercise of an ISO, the amount of such tax paid will be allowed as a credit against regular tax liability in subsequent years.

     A recipient of a non-qualified stock option will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant. Such an optionee will, in general, recognize ordinary income in the year in which the non-qualified stock option is exercised, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the Option, and the Company will be allowed a deduction in that amount. Upon disposition of the shares, an optionee will recognize long-term, mid-term or short-term capital gain or loss, depending upon the length of time the shares were held prior to disposition, equal to the difference between the amount realized on disposition and the optionee's basis in the shares (which basis ordinarily is the fair market value of the shares on the date the Option was exercised).

     - STOCK OPTION PLAN BENEFITS. The Stock Option Plan as proposed to be amended would not change the benefits available under the Stock Option Plan as now in effect. The number of Options which may be granted under the Stock Option Plan is at the discretion of the Committee and not determinable. For 1997, information regarding the grants of Options to the Named Executives is set forth under the caption "Executive Compensation -- Stock Option Grants." Two executive officers of the Company (other than the Named Executives) received in 1997 options to purchase an aggregate of 100,000 shares of Common Stock at prices ranging from $2.91 to $3.72 per share. Non-employee directors received no Options under the Stock Option Plan during 1997, and the approximately 150 nonexecutive officer employees of the Company received Options to purchase an aggregate of 1,211,766 shares of Common Stock at prices ranging from $1.75 to $4.375 per share.

     The affirmative vote of a majority of the votes cast at the meeting in person or by proxy is required to approve the amendment. THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL OF THE AMENDMENT TO THE STOCK OPTION PLAN.

                   APPROVAL OF SUBMICRON SYSTEMS CORPORATION
               1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                             (ITEM 4 ON PROXY CARD)

     On July 24, 1997, the Company's Board of Directors adopted, subject to the approval of the Company's stockholders, the Submicron Systems Corporation 1997 Stock Option Plan for Non-Employee Directors (the "Formula Plan"). The Formula Plan is intended to replace the Company's 1995 Stock Option Plan for Non-Employee Directors and is designed to assist the Company in attracting, retaining and compensating highly qualified individuals who are not employees of the Company for service as members of the Board and to provide them with a proprietary interest in the Common Stock. The Board believes the Formula Plan will be beneficial to the Company and its stockholders by allowing non-employee directors to have a meaningful personal financial stake in the Company, in addition to underscoring their common interest with stockholders in increasing the value of the Common Stock over the long term. Assuming that the Formula Plan is approved by the Company's stockholders, the 1995 Stock Option Plan for Non-Employee Directors will be terminated and no further grant will be made under it.

     The material features of the Formula Plan are as follows:

     - OPTION GRANTS. The Formula Plan provides for a grant of an option to purchase 75,000 shares of Common Stock to each Non-Employee Director (as hereinafter defined) at the later of the adoption of the Formula Plan or the commencement of his or her service as a director. In addition, the Formula Plan provides for additional grants of options to purchase 75,000 shares of Common Stock on the fifth anniversary of each previous grant provided the person remains a Non-Employee Director as of such date.

     - NUMBER OF SHARES. The aggregate maximum number of shares that may be issued under the Formula Plan is 600,000, subject to adjustment upon the occurrence of a stock dividend, stock split, recapitalization or certain other capital adjustments. Shares subject to options that terminate unexercised will be available for future option grants under the Formula Plan.

     - EXERCISE PRICE. The exercise price for options granted under the Formula Plan will be the fair market value of a share of Common Stock on the date of grant.

     - ELIGIBILITY. The Formula Plan is available to "Non-Employee Directors," who are defined as members of the Board of Directors who were not employees of the Company or any of its subsidiaries as of July 24, 1997 and any person who becomes a director of the Company subsequent to such date who is not, and has not been for a period of three months prior to appointment to the Board or the date of a grant thereunder, an employee of the Company or any of its subsidiaries and who is not serving on the Board of Directors as the designee of a person who has the right to designate nominees to the Board.

     - VESTING. Except as described below, each option granted under the Formula Plan shall vest and become exercisable in ten equal semi-annual installments of options to purchase 7,500 shares beginning six months from the date of grant. Upon termination of service of a Non-Employee Director as a member of the Board by reason of death, disability, resignation after reaching age 65 or removal from the Board without cause, all outstanding options under the Formula Plan granted to such Non-Employee Director as of the termination of service shall vest and become exercisable. In the event of a Change of Control, all options then outstanding under the Formula Plan shall vest and become exercisable.

     A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (a) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated;
(b) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company; (c) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors, if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation other than, in either case, a merger or consolidation of the Company in which holders of shares of Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving corporation's voting securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders' ownership of Common Stock immediately before the merger or consolidation; (d) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (other than the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries), shall have become the beneficial owner of, or shall have obtained voting control over, more than 30% of the outstanding shares of Common Stock; or (e) the first day after the date the Formula Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two years, unless the nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     - ADMINISTRATION. The Plan will be administered by the Board or a Committee comprised of two or more members of the Board. The Committee will be authorized to interpret the Formula Plan, establish and amend rules relating to the Plan and make other determinations necessary or advisable for the administration of the Plan, but will have no discretion with respect to the selection of directors to receive options, the number of shares subject to the Plan or to each grant or the exercise price for shares subject to option.

     The Committee may terminate the Plan at any time or amend it in whole or in part, except for any amendment that (a) increases the number of shares subject to the Formula Plan or to any option or (b) would require stockholder approval in order to satisfy the conditions of any applicable rule or regulation, may not be implemented without stockholder approval.

     - TERMINATION OF OPTIONS. Options shall terminate on the earliest of (a) the expiration of ten years from the date of grant, (b) three months from the date the optionee's service as a member of the Board of Directors ceases for any reason other than death, disability, voluntary resignation after age 65 or removal from the Board without cause, (c) expiration of one year from the date of termination of service on the Board by reason of death, disability, voluntary resignation after reaching age 65 or removal from the Board without cause, and
(d) the date of removal from the Board with cause.

     - TERM OF FORMULA PLAN. No options may be granted under the Formula Plan after July 24, 2007.

     - CERTAIN FEDERAL INCOME TAX CONSIDERATIONS. The options granted under the Formula Plan will be non-qualified options not intended to qualify as ISO's under Section 422 of the Code. The grant of options will not result in taxable income to the director or a tax deduction for the Company. A director will recognize ordinary income in the year in which the option is exercised, in an amount equal to the excess of the fair market value of the shares over the exercise price of the option, and the Company will be allowed a deduction in that amount. Upon disposition of the shares, a director will recognize long-term, mid-term or short-term capital gain or loss, depending upon the length of time the shares were held prior to disposition, equal to the difference between the amount realized on disposition and the basis in the shares (which basis ordinarily is the fair market value of the shares on the date the option was exercised).

     - FORMULA PLAN BENEFITS. The following table summarizes the options granted under the Formula Plan since its adoption by the Board of Directors. All such options are contingent upon stockholder approval of the Formula Plan.

                                                              NUMBER OF SHARES
                     NAME AND POSITION                        SUBJECT TO OPTION
                     -----------------                        -----------------
Nonemployee Director Group (5 persons)......................       375,000

     The affirmative vote of the holders of a majority of the Common Stock voting at the meeting in person or by proxy is required to approve the Formula Plan. THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL OF THE FORMULA PLAN.

                        RATIFICATION OF THE APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

                             (ITEM 5 ON PROXY CARD)

     Subject to stockholder ratification, the Board of Directors, upon recommendation of the Audit Committee, has reappointed Ernst & Young LLP ("Ernst & Young") to serve as the Company's independent public accountants for the current fiscal year. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the votes cast at the meeting, other independent public accountants will be considered by the Board upon recommendation of the Audit Committee.

     A representative of Ernst & Young is expected to be present at the meeting. Such representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

     As previously reported, on December 18, 1996, the Company and Arthur Andersen ("Andersen"), its previous independent public accountant, mutually agreed to terminate their relationship. Andersen audited the Company's financial statements for fiscal 1995. The report of Andersen on the Company's consolidated financial statements for fiscal 1995 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting. The mutual decision of the Company and Andersen to terminate the relationship with Andersen as the Company's independent public accountants was approved by the Audit Committee of the Company's Board of Directors and unanimously approved by the Board of Directors.

     During the audit of the 1995 consolidated financial statements of the Company, there was a matter of discussion and disagreement which, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter in its report. Such matter concerned the recognition of revenue on certain "bill and hold" transactions with customers, including the original reporting of certain revenues in the 1995 third quarter. This matter was resolved to the satisfaction of Andersen and the 1995 third quarter financial statements were restated for this matter. Management of the Company, including the Company's then Chairman and Chief Executive Officer and Chief Financial Officer, discussed this matter with Andersen. The Audit Committee of the Board of Directors also discussed this matter with Andersen. The Company has authorized Andersen to respond fully to the inquiries of any successor accountant concerning the subject matter of its disagreement with Andersen.

     On December 18, 1996, the Company determined to engage Ernst & Young as its new independent accountant to audit its consolidated financial statements for fiscal 1996. Prior to determining to engage Ernst & Young, the Company had not consulted Ernst & Young on any accounting matters during the two most recent fiscal years or any subsequent interim period.

     The affirmative vote of a majority of votes cast at the meeting in person or by proxy is required to ratify the reappointment of Ernest & Young. THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash compensation paid by the Company as well as certain other compensation paid or accrued during fiscal 1995, 1996 and 1997 to the Company's current Chief Executive Officer, the Company's former Chief Executive Officer and to each of the Company's four other most highly compensated executive officers at the end of 1997 (collectively, the "Named Executives"):

                                                                                  LONG-TERM
                                                  ANNUAL COMPENSATION            COMPENSATION
                                           ----------------------------------    ------------
                                                                                    AWARDS
                                                                OTHER ANNUAL     ------------     ALL OTHER
           NAME AND              FISCAL    SALARY     BONUS     COMPENSATION       OPTIONS       COMPENSATION
      PRINCIPAL POSITION          YEAR       ($)       ($)         ($)(1)            (#)             ($)
      ------------------         ------    -------    ------    -------------    ------------    ------------
David J. Ferran................   1997     210,256    44,943       303,235(3)     1,000,000             --
  Interim Chairman of the
  Board, President and Chief
  Executive Officer(2)

John W. Kizer..................   1997      81,827        --        60,484(5)       100,000             --
  Chief Financial Officer and
  Vice President, Finance(4)

David W. Dedman................   1997     119,230        --        86,004(3)       125,000             --
  Executive Vice President,
  Global Business
  Development(6)

James S. Molinaro..............   1997     340,000        --            --               --             --
  Vice President, Technical       1996     340,000    34,000            --           25,000             --
  Planning and Data Analysis      1995     340,000    46,320            --           45,000             --

Michael G. Gawarecki...........   1997      49,230        --            --          125,000             --
  Vice President, Operations(7)

David F. Levy(8)...............   1997     150,000(8)     --       210,000(9)            --             --
                                  1996     360,000    46,230        47,617(10)       73,000             --
                                  1995     340,000        --            --           55,000             --

---------------
 (1) Except as noted below, none of the Named Executives received any other annual compensation not categorized as salary or bonus except for perquisites and other personal benefits which in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such Named Executive.

 (2) Mr. Ferran joined the Company in May 1997, and, pursuant to his employment agreement was being compensated on the basis of an annual base salary of $333,333 at the end of 1997.

 (3) Consists of relocation expense reimbursement.

 (4) Mr. Kizer began consulting with the Company in May 1997 and was appointed Chief Financial Officer of the Company in July 1997. Pursuant to his employment agreement, Mr. Kizer was being compensated on the basis of an annual base salary of $150,000 at the end of 1997.

 (5) Consists of fees paid for consulting services. See Note (4).

 (6) Mr. Dedman joined the Company in May 1997 and, pursuant to his employment agreement, was being compensated on the basis of an annual base salary of $200,000 at the end of 1997.

 (7) Mr. Gawarecki joined the Company in September 1997 and, pursuant to his employment agreement, was being compensated on the basis of an annual base salary of $200,000 at the end of 1997.

 (8) Mr. Levy served as the Company's President and Chief Executive Officer until May 1997. In such position, Mr. Levy received compensation aggregating $150,000 through May 31, 1997.

 (9) In connection with Mr. Levy's termination of employment with the Company, he entered into a consulting/ severance agreement with the Company which provided for payments totalling $210,000.

(10) Includes automobile reimbursement of $24,042.

STOCK OPTION GRANTS

     The following table contains information concerning grants of stock options under the Stock Option Plan to each of the Named Executives during 1997. The Company does not have any plan pursuant to which stock appreciation rights ("SARs") may be granted.

                             OPTION GRANTS IN 1997

                                            INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                          -----------------------------------------------------        VALUE AT ASSUMED
                            NUMBER OF      % OF TOTAL                                   ANNUAL RATES OF
                           SECURITIES       OPTIONS                                STOCK PRICE APPRECIATION
                           UNDERLYING      GRANTED TO    EXERCISE                     FOR OPTION TERM(1)
                             OPTIONS      EMPLOYEES IN     PRICE     EXPIRATION    -------------------------
          NAME            GRANTED(#)(2)       1997       ($/SH)(3)      DATE         5%($)          10%($)
          ----            -------------   ------------   ---------   ----------    ----------     ----------
David J. Ferran.........    1,000,000        37.08         3.125        5/05/07    1,965,313      4,980,313
John W. Kizer...........      100,000         3.71         3.125        7/27/07      196,531        498,031
David W. Dedman.........      125,000         4.63          2.75        5/07/07      216,184        547,834
James S. Molinaro.......           --           --            --             --           --             --
Michael G. Gawarecki....      125,000         4.63        3.0525        9/07/07      240,751        610,088
David F. Levy...........           --           --            --             --           --             --

---------------
(1) Illustrates the value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming specified compounded rates of appreciation on the Common Stock over the term of the options. Assumed rates of appreciation are not necessarily indicative of future stock performance.

(2) All options granted vest in four equal annual installments beginning on the first anniversary of their date of grant.

(3) All options were granted at an exercise price equal to the fair market value of the Common Stock on the date of the grant.

STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information regarding the stock options exercised by each of the Named Executives during 1997 and the value of options held by each of the Named Executives at December 31, 1997.

                      AGGREGATED OPTION EXERCISES IN 1997
                     AND OPTION VALUES AT DECEMBER 31, 1997

                                                                                           VALUE OF UNEXERCISED
                                                             NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                                                  OPTIONS AT               AT DECEMBER 31, 1997
                                   SHARES       VALUE        DECEMBER 31, 1997 (#)                ($)(1)
                                ACQUIRED ON    REALIZED   ---------------------------   ---------------------------
             NAME               EXERCISE (#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               ------------   --------   -----------   -------------   -----------   -------------
David J. Ferran...............        --          --             --       1,000,000            --             --
John W. Kizer.................        --          --             --         100,000            --             --
David W. Dedman...............        --          --             --         125,000            --             --
James S. Molinaro.............        --          --        338,125              --            --             --
Michael G. Gawarecki..........        --          --             --         125,000            --             --
David F. Levy.................        --          --        396,125              --            --             --

---------------
(1) None of the Named Executives had outstanding options as of December 31, 1997 with an exercise price below $2.125, the last sale price of the Common Stock on the Nasdaq National Market on December 31, 1997.

EMPLOYMENT CONTRACTS

     David J. Ferran entered into an employment agreement with the Company in May 1997 which provided for him to earn an annual base salary of $333,333, which may be increased or decreased from time to time, but not to less than $333,333. The employment agreement has no specific term; however, in the event the Company terminates Mr. Ferran's employment without "cause" or if he should terminate his employment because of "good reason" (each as defined in the agreement), Mr. Ferran shall be entitled to receive a lump sum payment equal to the greater of
(i) the amount, if any, by which $1,000,000 exceeds the total amount paid to Mr. Ferran in base salary under such agreement and (ii) the sum of his salary for 18 months at the rate in effect immediately prior to such termination and an amount equal to the bonus actually paid to Mr. Ferran for the preceding fiscal year. If such termination follows a "change in control" (as defined in the agreement), Mr. Ferran shall be entitled to the amount set forth above plus certain additional amounts.

     Messrs. Dedman, Gawarecki and Kizer each entered into employment agreements with the Company which provide for them to earn annual base salaries as set forth in the notes to the Summary Compensation Table above. The employment agreements have no specific term; provided, however, in the event the Company terminates the relevant Named Executive's employment without "cause" or if the Named Executive should terminate his employment because of "good reason" (each as defined in the agreements), the Named Executive will be entitled to receive a lump sum payment equal to the Named Executive's salary for 12 months at the rate paid immediately prior to such termination plus an amount equal to the greater of (a) the total bonus compensation paid to such Named Executive for the preceding fiscal year and (b) 25% of such Named Executive's base salary immediately prior to such termination. If such termination follows a "change in control" (as defined in the agreements), each Named Executive will be entitled to the amount set forth above plus certain additional amounts.

     James S. Molinaro entered into an employment agreement with the Company which initially provided for an annual base salary of $265,200, which base salary may be increased or decreased from time to time in the sole discretion of the Company's Board. In no event, however, may such base salary be less than $240,000 per annum. For fiscal 1997, the annual base salary of Mr. Molinaro was fixed at $340,000. The employment agreement has an initial five-year term expiring in August 1998 that is automatically renewable at the end of such term for an additional year and each year thereafter unless either party to the agreement should give notice of nonrenewal. In the event the Company should terminate the employment of Mr. Molinaro without "cause" or if Mr. Molinaro should terminate his employment because of a material breach by the Company of his employment agreement, Mr. Molinaro will be entitled to receive a severance benefit equal to his then annual base salary for a period of three years. However, if such termination follows a merger or sale of all or substantially all of the Company's assets, Mr. Molinaro will be entitled to receive a severance benefit equal to his then annual base salary for a period of five years.

     In May 1997, David F. Levy stepped down as President and Chief Executive Officer of the Company. In connection therewith, in lieu of his previous employment agreement (which was substantially similar to Mr. Molinaro's agreement), Mr. Levy entered into a new agreement which provided for Mr. Levy to be paid specified amounts until June 30, 2000.

STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Common Stock during the five-year period ended December 31, 1997, the cumulative total return on the CRSP Total Return Index for The Nasdaq National Market (US Companies) and the H&Q Technology Index during such period. The comparison assumes $100 was invested at the beginning of such period in Common Stock and in each of the foregoing indices and assumes the reinvestment of any dividends. Prior to August 31, 1993, the Common Stock was traded in the over-the-counter market on the Nasdaq Small-Cap System under the symbol TICO. Since September 1, 1993, the Common Stock has been traded under the symbol SUBM. From September 1, 1993 to December 20, 1993, the Common Stock was traded on the Nasdaq Small-Cap System, and from December 21, 1993 until December 31, 1997, the Common Stock was included in the Nasdaq National Market.

                                        SubMicron
        Measurement Period               Systems                              Nasdaq Stock
      (Fiscal Year Covered)            Corporation       H&Q Technology        Market-U.S.
Dec-92                                      100                 100                 100
                                         158.12              108.33              102.85
                                         135.14              104.63               99.01
Mar-93                                   135.14              106.25              101.88
                                          136.5               99.95               97.53
                                         132.43              110.38              103.35
Jun-93                                   145.95              108.96              103.83
                                         168.93               102.7              103.95
                                         172.97              109.27              109.33
Sep-93                                      200              111.27              112.58
                                         170.27              113.18              115.11
                                         127.03              114.84              111.68
Dec-93                                   122.97              117.41               114.8
                                          152.7              124.66              118.28
                                         145.95              128.78              117.18
Mar-94                                   148.65              121.74              109.97
                                           97.3              118.61              108.54
                                           97.3              118.95              108.81
Jun-94                                    91.89              111.37              104.83
                                            100              115.53              106.98
                                         112.15              127.41               113.8
Sep-94                                   125.66                 127              113.51
                                         131.07              138.64              115.74
                                         113.51              137.45               111.9
Dec-94                                   106.75              141.04              112.21
                                          91.89              138.98              112.84
                                         118.92              151.02              118.81
Mar-95                                   148.65              157.94              122.33
                                         181.08              169.77              126.19
                                         227.03              175.85              129.44
Jun-95                                   237.84              197.02              139.93
                                         189.19              215.01              150.22
                                         254.05              217.47              153.26
Sep-95                                   259.46              222.66              156.79
                                         237.84              225.79              155.89
                                         216.22              223.01              159.55
Dec-95                                    202.7              210.89               158.7
                                         208.11                 214              159.48
                                         221.62              224.73              165.55
Mar-96                                   186.49              214.95               166.1
                                         213.51              244.66              179.88
                                         224.32              248.35              188.14
Jun-96                                   189.19              230.25              179.66
                                         124.32              206.59              163.66
                                         137.84               219.1              172.83
Sep-96                                   113.51              244.43              186.05
                                          89.19              240.93              183.99
                                         101.34              269.34              195.37
Dec-96                                    89.19               262.1              195.19
                                          93.23              290.17              209.06
                                          86.49              266.48              197.51
Mar-97                                    68.91              249.83              184.61
                                          67.57              259.08              190.38
                                          56.76              298.07              211.97
Jun-97                                    62.16              300.71              218.45
                                          64.86              349.08              241.51
                                          64.86              350.08              241.14
Sep-97                                    78.38              364.43               255.4
                                          59.46               325.5              242.13
                                          65.54              322.11              243.33
Dec-97                                    48.65              307.29              239.53

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of nonemployee directors, approves all general policies under which compensation is paid to the Company's officers. In January 1998, the Compensation committee was reconstituted and its current members are Messrs. Khougaz (Chairman), Benham, Booth and Zito. During 1997, the Committee was comprised of Messrs. Weisberg, Ridings (until July) and Booth (from July). The Committee determines the compensation of the Company's Chief Executive Officer, as well as the Company's other executive officers. The Committee has delegated to the Company's Chief Executive Officer responsibility for making recommendations to the Committee with respect to compensation for the Company's nonexecutive officers. The Committee has final approval, however, for compensation of all of the Company's officers. The Committee also administers the Stock Option Plan.

     The Company had significant management changes during 1997, including the hiring of a new President and Chief Executive Officer as well as a majority of the current executive officers of the Company. To facilitate the transition to new management, the Board created a Transition Committee, comprised of Messrs. Ridings and Booth, to negotiate both the retirement of the Company's previous President and Chief Executive Officer and the hiring of the Company's current President and Chief Executive Officer, both of which events occurred in May 1997.

     With respect to the Company's previous President and Chief Executive Officer, the Committee did not increase his base salary for 1997. In addition, no bonus or stock options were granted and the previous President and Chief Executive Officer did not receive any bonus (cash or stock options) based on the Company's performance in 1996.

     With respect to the compensation for David Ferran, who became the Company's President and Chief Executive Officer in May 1997, the Transition Committee negotiated an employment agreement with Mr. Ferran which was executed in connection with his joining the Company. The agreement provides for Mr. Ferran to be compensated with an annual base salary of $333,333 per year, with such salary to be reviewed from time to time by the Committee. The Committee has the right to adjust Mr. Ferran's salary based on a variety of factors, but in any event it shall not be less than $333,333 per year without Mr. Ferran's prior written consent. In addition, in connection with his employment agreement Mr. Ferran was granted options to purchase 1,000,000 shares of Common Stock as more fully described in the section of this Proxy Statement dealing with executive compensation. Such grant was intended to provide Mr. Ferran with an incentive to increase the value of the Company's Common Stock and to align his interest with those of the Company's stockholders. This grant was included within the increase in shares available for grant under the Stock Option Plan which was approved by the Company's stockholders at the 1997 annual meeting.

     In conjunction with the hiring of the new management team, the Committee, with the input of Mr. Ferran, approved the employment agreements for the other Named Executives described above. The Committee believes that compensation should link executive and stockholder interests and provide incentives that are consistent with the long-term goals and strategies of the Company. In this regard, the Committee believes that the employment agreements with the new executives, including the salary and grants of stock options, were in accordance with and important to the long-term range goal of increasing stockholder value.

                            COMPENSATION COMMITTEE:
                              Leonard R. Weisberg
                                Barry W. Ridings
                                Ronald B. Booth

                            SOLICITATION OF PROXIES

     The Company will bear the cost of the solicitation of the Board of Directors' proxies for the meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy materials, such solicitation may be made in person or by telephone, telegraph or telecopy by directors, officers or regular employees of the Company, or by a professional proxy solicitation organization engaged by the Company.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company at the address appearing on the first page of this Proxy Statement not later than January 29, 1999 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                           ANNUAL REPORT ON FORM 10-K

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE COMPANY AT 6330 HEDGEWOOD DRIVE, #150, ALLENTOWN, PA 18106, ATTENTION: SECRETARY.

                         SUBMICRON SYSTEMS CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of SUBMICRON SYSTEMS CORPORATION (the "Company") hereby constitutes and appoints DAVID J. FERRAN and JOHN W. KIZER, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Stockholders of the Company to be held on June 30, 1998 at 10:00 a.m., at the Holiday Inn Conference Center, Rt. 100 & I-78, Fogelsville, Pennsylvania, and any adjournment or postponement thereof, and thereat to vote all shares of Common Stock or Series A Convertible Non-Redeemable Preferred Stock which the undersigned would be entitled to vote if personally present; provided that such proxies are authorized and directed to vote as indicated on the reverse side with respect to such matters as are specified thereon.

     IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF BOTH NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                                                                    SEE REVERSE
                                                                        SIDE

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE


    FOR BOTH NOMINEES             WITHHOLD AUTHORITY
      FOR DIRECTOR             TO VOTE FOR BOTH NOMINEES
    LISTED AT RIGHT.          FOR DIRECTOR LISTED AT RIGHT.
          [ ]                              [ ]
                                                   NOMINEES: Barry W. Ridings
                                                             Donald Zito

FOR, EXCEPT VOTE WITHHELD FOR THE FOLLOWING:


---------------------------------------------------

                                              FOR   AGAINST   ABSTAIN
2. Proposal to approve an amendment to the    [ ]     [ ]       [ ]
   Company's Employee Stock Purchase Plan.

3. Proposal to approve an amendment to the    [ ]     [ ]       [ ]
   Company's 1991 Amended and Restated
   Stock Option Plan.

4. Proposal to approve the Company's 1997     [ ]     [ ]       [ ]
   Stock Option Plan for Non-Employee
   Directors.

5. Proposal to ratify the appointment of      [ ]     [ ]       [ ]
   Ernst & Young LLP.

6. To vote on such other business which may properly come before the meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF SUBMICRON SYSTEMS CORPORATION.

PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.


SIGNATURE(S)                                                  DATE
            --------------------------------------------------    -----------
NOTE: Please sign this Proxy exactly as name(s) appear(s) in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. When stock is issued in the name of two or more persons, all such persons should sign.

                          SUBMICRON SYSTEMS CORPORATION

                        1994 EMPLOYEE STOCK PURCHASE PLAN

                                                                    Revised 3/98

             1.   Purpose.

                  The purpose of the Plan is to assist SubMicron Systems Corporation, a Delaware corporation (the "Company"), and its Subsidiaries in retaining the employment of employees by offering them a greater stake in the Company's success and a closer identity with it, and to aid in obtaining the services of individuals whose employment would be helpful to the Company and would contribute to its success. This is to be accomplished by providing employees a continuing opportunity to purchase Shares (as hereinafter defined) from the Company through periodic offerings.

                  The Plan is intended to comply with the provisions of section 423 of the Code (as hereinafter defined), and the Plan shall be administered, interpreted and construed accordingly.

             2.   Definitions. For purposes of the Plan:

                  (a) "Account" means the non-interest bearing account which the Company (or the Subsidiary which employs the Participant) shall establish for Participants, to which Participants' payroll deductions pursuant to the Plan shall be credited.

                  (b) "Agent" means the person or persons appointed by the Board in accordance with Paragraph 3(d).

                  (c) "Applicable Offering Period" means the Offering Period applicable to a purchase made on a Purchase Date for the purpose of determining the Purchase Price in accordance with Section 5 of the Plan.

                  (d) "Board" means the Board of Directors of the Company.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended.

                  (f) "Committee" means the committee described in Paragraph
3(a).

                  (g) "Company" means SubMicron Systems Corporation.

                  (h) "Compensation" means the total amount of compensation for services paid to a Participant for an Offering Period by the Company and the Subsidiaries that would be reportable on Internal Revenue Service Form W-2 (excluding amounts payable as commission or bonus), plus amounts that are not includable in income for federal income tax purposes that a Participant elects to contribute pursuant to an arrangement described in section 125 or section 401(k) of the Code.

                  (i) "Eligible Employee" means an employee of the Company or Subsidiary who is described in Paragraph 4.

                  (j) "Employer" means the Company or Subsidiary for whom an Eligible Employee is performing services at the time the Eligible Employee becomes a Participant.

                  (k) "Fair Market Value" on the Purchase Date means, in the case of a purchase on a Purchase Date of Shares by the Company in an arms'-length transaction, the actual purchase price of such Shares, and, in any other case, the mean between the highest and lowest sales prices of Shares on the principal national securities exchange on which the Shares are listed on such date, or, if the Shares are not listed on any national securities exchange, the mean between the highest and lowest sales prices of Shares as reported on the Nasdaq National Market on such date, or if the Shares are included in Nasdaq, but are not included in the Nasdaq National Market, the mean between the closing bid and asked prices for Shares on such date as reported by Nasdaq, or if the Shares are not so reported, the fair market value of Shares as determined by the Committee in good faith. If there are no sales reports or bid or asked quotations, as the case may be, for a given date, the closest preceding date on which there were sales reports or bid or asked quotations shall be used.

                  (l) "Investment Account" means the account established for a Participant pursuant to Paragraph 9(a) to hold Shares acquired for a Participant pursuant to the Plan.

                  (m) "Nasdaq" means the National Association of Security Dealers, Inc. Automated Quotations System.

                  (n) "Offering Period" means each two-year period beginning on January 1 and July 1 of each year. The first Offering Period shall commence on January 1, 1995.

                  (o) "Participant" means an Eligible Employee who makes an election to participate in the Plan in accordance with Paragraph 5.

                  (p) "Plan" means the SubMicron Systems Corporation 1994 Employee Stock Purchase Plan as set forth in this document, and as may be amended from time to time.

                  (q) "Plan Year" means the calendar year. The first Plan Year shall be the 1995 calendar year.

                  (r) "Purchase Date" means the last business day of each Purchase Period.

                  (s) "Purchase Period" means each six month period beginning on January 1 and July 1 of each Plan Year.

                  (t) "Purchase Price" means the lesser of 85% of the Fair Market Value of a Share on (i) the first business day of the Applicable Offering Period or (ii) the Purchase Date.

                  (u) "Share" or "Shares" means a share or shares of Common Stock, $0.0001 par value, of the Company.

                  (v) "Subscription Agreement" means the agreement between the Participant and the Employer pursuant to which the Participant authorizes payroll deductions to the Account.

                  (w) "Subsidiary" means any corporation that, at the time in question, is a subsidiary corporation of the Company, within the meaning of section 424(f) of the Code.

             3.   Administration.

                  (a) The Plan shall be administered by the Board of Directors or by a committee (hereafter, the Committee), which shall be a committee of the Board consisting of at least two members designated by the Board. No member of the Board of Directors who is eligible to participate in the Plan may vote on any matter affecting the administration of the Plan. If a Committee is established, no member of the Board of Directors who is also eligible to participate in the Plan may be a member of the Committee. All Committee members shall serve, and may be removed, at the pleasure of the Board of Directors.

                  (b) For purposes of administration of the Plan, a majority of the members of the Committee (but not less than two) eligible to serve as such shall constitute a quorum, and any action taken by a majority of such members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

                  (c) Subject to the express provisions of the Plan, the Committee shall have full discretionary authority to interpret the Plan, to issue rules for administering the Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Plan. All determinations, interpretations and constructions made by the Committee with respect to the Plan shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any right granted hereunder.

                  (d) The Committee may engage an Agent to purchase Shares on each Purchase Date and to perform custodial and record keeping functions for the Plan, such as holding record title to the Participants' Share certificates, maintaining an individual Investment Account for each such Participant and providing periodic account status reports to such Participants.

                  (e) The Committee shall have full discretionary authority to delegate ministerial functions to management of the Company.

             4. Eligibility. All employees of the Company, and of such of its Subsidiaries as may be designated for such purpose from time to time by the Committee, shall be eligible to participate in the Plan as of the first day of an Offering Period, provided each of such employees:

                  (a) has been employed by the Company or any of its Subsidiaries for at least six months;

                  (b) is customarily employed for more than 20 hours per week;

                  (c) is customarily employed more than five months per calendar year; and

                  (d) does not own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary. In determining stock ownership for purposes of the preceding sentence, the rules of section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options, including rights to purchase stock under the Plan, shall be treated as stock owned by the employee.

                  For purposes of this Paragraph 4, the term "employment" shall be interpreted in accordance with the provisions of section 1.421-7(h) of the Treasury Regulations (or any successor regulations).

             5.   Election to Participate.

                  (a) (i) Initial Subscription Agreements. Each Eligible Employee may become a Participant by filing a Subscription Agreement authorizing specified regular payroll deductions. A Subscription Agreement authorizing specified regular payroll deductions must specify the date on which such deduction is to commence, which may not be retroactive. Subject to the limits of Paragraph 5(b), payroll deductions may be in any amount not less than one percent (1%) and not in excess of ten percent (10%) of an Eligible Employee's Compensation, subject to a lower limit as may be established pursuant to Paragraph 5(b) below. All payroll deductions shall be recorded in the Accounts. All funds recorded in Accounts may be used by the Company and Subsidiaries for any corporate purpose, subject to the Participant's right to withdraw at any time an amount equal to the balance accumulated in his or her Account as described in Paragraph 8 below. Funds credited to Accounts shall not be required to be segregated from the general funds of the Company or any Subsidiary.

                           (ii) Subsequent Subscription Agreements. Any
Participant may file a Subscription Agreement subsequent to his or her filing an initial Subscription Agreement changing the terms of his or her participation in accordance with Section 6 of the Plan.

                           (iii) Applicable Offering Period.  The Applicable
Offering Period for each Eligible Employee who becomes a Participant by filing an initial Subscription Agreement in accordance with Section 5(a)(i) of the Plan shall initially be the first Offering Period commencing after the receipt of such Subscription Agreement by the Committee, and the Purchase Price for any purchases made on behalf of a Participant in accordance with Section 9 of the Plan on a Purchase Date occurring during such Participant's Applicable Offering Period shall be determined by reference to the Fair Market Value of a Share on the Purchase Date itself or the first day of such Applicable Offering Period, in accordance with the definition of Purchase Price set forth in Section 2(t). Notwithstanding the foregoing, in the event the Fair Market Value of a Share on a Purchase Date is lower than the Fair Market Value of a Share on the first day of the Applicable Offering Period, the Applicable Offering Period for a Participant shall terminate on such Purchase Date. The Applicable Offering Period for any Participant after such Participant's Applicable Offering Period terminates shall be the Offering Period commencing on the next day after the date such prior Applicable Offering Period terminates.

                  (b) Contribution Limit. The sum of all regular payroll deductions authorized under Paragraph 5(a) shall not exceed such percentage of the Participant's Compensation as may be specified by the Committee.

             6. Subsequent Subscription Agreements and Deduction Changes. A Participant may at any time decrease his or her payroll deduction by filing a new Subscription Agreement with the Committee during a Purchase Period which will supersede any prior Subscription Agreement effective no later than thirty
(30) days after receipt of such new Subscription Agreement by the Committee. If administratively practicable, and at the Committee's discretion, such decrease in a Participant's payroll deduction shall be effective as of the first day of the payroll period following the receipt by the Committee of the new Subscription Agreement or as of such other date no later than thirty (30) days after receipt of the new Subscription Agreement as the Committee determines. Other than as provided in the case of a termination of participation under Paragraph 8 below, such change in the rate of regular payroll deductions may not be made more than once during each Purchase Period. During the two week period immediately preceding each new Purchase Period, a Participant may increase or decrease his or her payroll deduction by filing a new Subscription Agreement with the Committee. If a Participant does not file a new Subscription Agreement with the Committee, the terms of the previously submitted Subscription Agreement shall remain in effect for each subsequent Purchase Period. Notwithstanding anything contained herein to the contrary, a Participant may file a new Subscription Agreement at any time for the sole purpose of changing his or her designation of beneficiary.

             7.   Limit on Purchase of Shares.

                  (a) No employee may be granted a right to purchase Shares under the Plan if immediately following such grant, such employee would have rights to purchase equity securities under all plans of the Company and Subsidiaries that are intended to meet the requirements of section 423 of the Code, that accrue at a rate which exceeds $25,000 of Fair Market Value (determined at the time the rights are granted) for each calendar year in which such rights to purchase Shares are outstanding at any time. For purposes of this Paragraph 7:

                           (i) The right to purchase Shares accrues when the
right (or any portion thereof) first becomes exercisable during the calendar year;

                           (ii) Subject to the limitations under Paragraph 10,
each Participant accrues the right to purchase up to a number of Shares for each Purchase Period equal to $12,500 divided by the Fair Market Value of the Shares, determined on the first day of the Purchase Period, but in no case may such accrual of rights to purchase Shares exceed $25,000 of Fair Market Value, determined on the first day of each Offering Period, for any calendar year;

                           (iii) A right to purchase Shares which has accrued
under one grant of rights under the Plan may not be carried over to any other grant of rights; and

                           (iv) The limits of this Paragraph 7 shall be
interpreted by the Committee in accordance with applicable rules and regulations issued under section 423 of the Code.

                  (b) No employee may be granted a right to purchase Shares under the Plan if, immediately following such grant, such employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary. In determining stock ownership for purposes of the preceding sentence, the rules of section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options, including rights to purchase stock under the Plan, shall be treated as stock owned by the employee.

             8. Termination of Participation and Withdrawal of Funds. A Participant may at any time and for any reason, withdraw from participation in the Plan for an Offering Period by filing a notice of withdrawal form with the Committee prior to the last day of such Purchase Period, in which case the entire balance accumulated in his or her Account shall be paid to such Participant as soon as practicable thereafter and no further payroll deductions shall be made pursuant to the Plan. Partial withdrawals shall not be permitted. A

Participant may recommence participation in the Plan by submitting a new Subscription Agreement to the Committee, which will be effective as of the next Offering Period.

             9.   Method of Purchase and Investment Accounts.

                  (a) Exercise of Option for Shares. Each Participant having funds credited to an Account on a Purchase Date shall be deemed, without any further action, to have exercised on such Purchase Date, the option to purchase the number of whole Shares which the funds in such Account would purchase at the Purchase Price, subject to the limit:

                           (i) on the aggregate number of Shares that may be
made available for purchase to all Participants under the Plan for the term of the Plan, as set forth in Paragraph 10; and

                           (ii) on the number of Shares that may be made
available for purchase to any individual Participant, as set forth in Paragraphs 5(b) and 7.

Such option shall be deemed exercised if the Participant does not withdraw such funds before the Purchase Date. All Shares so purchased shall be credited to a separate Investment Account established by the Agent for each Participant. The Agent shall hold in its name or the name of its nominee all certificates for Shares purchased until such Shares are withdrawn by a Participant pursuant to Paragraph 11. No purchases of fractional Shares shall be made pursuant to the Plan. If the Fair Market Value of a Share on a Purchase Date is less than the Fair Market Value of a Share on the first day of the Offering Period, immediately following exercise of the Participant's option the Participant shall be deemed to have been reenrolled in the Plan in the Offering Period which commences immediately following such Purchase Date. Any funds left in a Participant's Account following a Purchase Date shall be applied to the purchase of Shares on the next Purchase Date, along with any additional funds added to such Participant's Account as a result of subsequent payroll deductions, subject to Participants' withdrawal rights against Accounts and the other limits of the Plan.

                  (b) Dividends on Shares Held in Investment Accounts. All cash dividends paid with respect to the Shares credited to a Participant's Investment Account shall, unless otherwise directed by the Committee, be credited to his or her Account and used, in the same manner as other funds credited to Accounts, to purchase additional Shares under the Plan on the next Purchase Date, subject to Participants' withdrawal rights against Accounts and the other limits of the Plan.

                  (c) Adjustment of Shares on Application of Aggregate Limits. If the total number of Shares that would be purchased pursuant to Paragraph 9(a) but for the limits described in Paragraph 9(a)(i) exceeds the number of Shares available for purchase under the Plan, then the number of available Shares shall be allocated among the Investment Accounts of Participants in the ratio that the amount credited to a Participant's Account as of the Purchase Date bears to the total amount credited to all Participants' Accounts as of the

Purchase Date. The cash balance not applied to the purchase of Shares shall be held in Participants' Accounts subject to the terms and conditions of the Plan.

             10. Shares Subject to Plan. The aggregate maximum number of Shares that may be issued pursuant to the Plan is Five Hundred Thousand (500,000), subject to adjustment as provided in Paragraph 18 of the Plan. The Shares delivered pursuant to the Plan may, at the option of the Company, be Shares purchased specifically for purposes of the Plan, shares otherwise held in treasury or Shares originally issued by the Company for such purpose.

             11. Withdrawal of Certificates. A Participant shall have the right at any time to withdraw a certificate or certificates for all or a portion of the Shares credited to his or her Investment Account by giving written notice to the Company.

             12. Registration of Certificates. Each certificate withdrawn by a Participating Employee may be registered only in the name of the Participant, or, if the Participant so indicated on the Participant's Account, in the Participant's name jointly with a member of the Participant's family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the Participant's name as tenant in common or as community property with a member of the Participant's family without right of survivorship.

             13. Voting. The Agent shall vote all Shares held in an Investment Account in accordance with the Participant's instructions.

             14. Rights on Retirement, Death or Other Termination of Employment. In the event of a Participant's retirement, death or other termination of employment, or in the event that a Participant otherwise ceases to be an Eligible Employee, (a) no payroll deduction shall be taken from any pay due and owing to the Participant thereafter, and the balance in the Participant's Account shall be paid to the Participant or, in the event of the Participant's death, to the person or persons designated as the Participant's beneficiary on Participant's most recently filed Subscription Agreement, or if no beneficiary has been designated, to the person to whom the Participant's rights shall have passed under the laws of descent and distribution, and (b) a certificate for the Shares credited to the Participant's Investment Account will be forwarded to the Participant (or, in the event of the Participant's death, to the person or persons designated as the Participant's beneficiary on Participant's most recently filed Subscription Agreement, or if no beneficiary has been designated, to the person to whom the Participant's rights shall have passed under the laws of descent and distribution).

             15. Rights Not Transferable. Except as permitted by Paragraph 14, rights under the Plan are not transferable by a Participant and are exercisable during the employee's lifetime only by the employee.

             16. No Right to Continued Employment. Neither the Plan nor any right granted under the Plan shall confer upon any Participant any right to continuance of employment with the Company or any Subsidiary, or interfere in any way with the right of the Company or Subsidiary to terminate the employment of such Participant.

             17. Application of Funds. All funds received or held by the Company under this Plan may be used for any corporate purpose.

             18. Adjustments in Case of Changes Affecting Shares. In the event of a subdivision of outstanding Shares, or the payment of a stock dividend, the Share limit set forth in Paragraph 10 shall be adjusted proportionately, and such other adjustments shall be made as may be deemed equitable by the Committee. In the event of any other change affecting Shares (including any event described in section 424(a) of the Code), such adjustment, if any, shall be made as may be deemed equitable by the Committee to give proper effect to such event, subject to the limitations of section 424 of the Code.

             19. Amendment of the Plan. The Board of Directors of the Company may at any time, or from time to time, amend the Plan in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not (i) increase the maximum number of shares that may be issued pursuant to the Plan,
(ii) materially increase the benefits accruing to Participants under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan without obtaining approval, within twelve months before or after such action, by vote of a majority of the votes cast at a duly called meeting of the Shareholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter.

             20. Termination of the Plan. The Plan and all rights of employees under any offering hereunder shall terminate on the earliest of:

                  (a) any time at the discretion of the Board of Directors; or

                  (b) December 31, 2004.

Upon termination of this Plan, (i) all amounts in the Accounts of Participants shall be carried forward into the Participant's Account under a successor plan, if any, or promptly refunded, and (ii) all certificates for the Shares credited to a Participant's Investment Account shall be forwarded to him or her.

            21.   Governmental Regulations.

                  (a) Anything contained in this Plan to the contrary notwithstanding, the Company shall not be obligated to sell or deliver any Shares certificates under this Plan unless and until the Company is satisfied that such sale or delivery complies with (i) all applicable requirements of the governing body of the principal market in which such Shares are traded, (ii) all applicable provisions of the Securities Act of 1933, as amended (the

"Act"), and the rules and regulations thereunder and (iii) all other laws or regulations by which the Company is bound or to which the Company is subject.

                  (b) The Company (or a Subsidiary) may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with any Shares. The obligation of the Company to deliver certificates under this Plan is conditioned upon the satisfaction of the provisions set forth in the preceding sentence.

             22. Section 16 Restrictions for Officers and Directors. Notwithstanding any other provision of the Plan, each officer (for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), and director of the Company shall be subject to such restrictions as are required so that transactions under the Plan by such officer or director shall be exempt from Section 16(b) of the Exchange Act. Without limiting the generality of the foregoing, such restrictions may include restrictions on the ability of an officer or director making withdrawals from the Plan, ceasing participation in the Plan and holding the Shares received under the Plan for so long as such restrictions are required to qualify for a Section 16 exemption.

             23. Repurchase of Shares. The Company shall not be required to repurchase from any Participant any Shares which such Participant acquires under the Plan.

                          SUBMICRON SYSTEMS CORPORATION

                1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


            SubMicron Systems Corporation (the "Company") hereby adopts the SubMicron Systems Corporation 1997 Stock Option Plan for Non-Employee Directors (the "Plan").

            1. PURPOSE. The Plan is intended to provide an incentive to members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries to serve on the Board of Directors and to devote themselves to the future success of the Company by giving them an opportunity to increase their proprietary interest in the Company through receipt of rights to acquire the Company's Common Stock, $.0001 par value (the "Common Stock").

            2. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

                  (a) "Act" means the Securities Act of 1933, as amended.

                  (b) "Board of Directors" means the Board of Directors of the Company.

                  (c) "Change of Control" shall have the meaning as set forth in
Section 9 of the Plan.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended.

                  (e) "Committee" means the Board of Directors or the committee designated by the Board of Directors in accordance with the provisions set forth in Section 3 of the Plan.

                  (f) "Company" means SubMicron Systems Corporation, a Delaware corporation.

                  (g) "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

                  (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (i) "Fair Market Value" shall have the meaning set forth in
Section 8(c) of the Plan.

                  (j) "Non-Employee Director" means a member of the Board of Directors as of July 24, 1997 who was not an employee of the Company or any subsidiary of the Company as of such date and any person who becomes a director subsequent to July 24, 1997 and who (i) is not, and has not been for a period of three months prior to the date of a grant thereunder, an employee of the Company or any of its subsidiaries and (ii) is not the designee of a party that has a contractual right to designate one or more members of the Board of Directors.

                  (k) "Option" means an option to purchase shares of Common Stock granted under the Plan.

                  (l) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

                  (m) "Option Document" means the document described in Section 8 of the Plan which sets forth the terms and conditions of a grant of Options.

                  (n) "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as determined pursuant to Section 8 of the Plan.

                  (o) "Shares" means the shares of Common Stock of the Company which are the subject of Options.

            3. ADMINISTRATION OF THE PLAN.

                  (a) Committee. The Plan shall be administered by the Board of Directors or a committee comprised of two or more of the members of the Board of Directors. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final, binding and conclusive.

                  (b) Grants. Grants of Options shall be to Non-Employee Directors and shall be made in accordance with the provisions of the Plan.

                  (c) Exculpation. No member of the Board of Directors shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under the Plan, provided that this Section 3(c) shall not apply to (i) any breach of such member's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, or (iv) any transaction from which the member derived an improper personal benefit.

                  (d) Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Certificate of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of the action, suit or proceeding.

            4. OPTIONS GRANTED UNDER THE PLAN TO BE NON-QUALIFIED OPTIONS. Options granted under the Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422(b) of the Code.

            5. ELIGIBILITY. Non-Employee Directors shall receive Options as provided hereunder.

            6. SHARES SUBJECT TO PLAN. The aggregate maximum number of Shares for which Options may be granted pursuant to the Plan is 600,000, subject to adjustment as provided in Section 10 of the Plan. The Shares may be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, the Shares for which the Option was not exercised may again be the subject of one or more Options granted pursuant to the Plan.

            7. TERM OF THE PLAN. The Plan is effective as of July 24, 1997, the date on which it was adopted by the Board of Directors, subject to the approval of the Plan within twelve months of such date by the Company's stockholders. No Option may be granted under the Plan after July 24, 2007; provided, however, that the Board of Directors may terminate the Plan (but not any Options theretofore granted) at any time. If the Plan is not approved by the Company's stockholders as set forth above within twelve months of its adoption by the Board of Directors, all Options granted under the Plan shall be null and void.

            8. OPTION GRANTS. Options shall be granted pursuant to the Plan to Non-Employee Directors, without any further action by the Board of Directors, in accordance with the terms and conditions set forth herein. Options shall be evidenced by Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

                  (a) Initial Grants. Each person who is a Non-Employee Director on the date of adoption of the Plan by the Board shall be granted on such date an Option to purchase 75,000 Shares. Thereafter, each person who becomes a member of the Board of Directors who qualifies as a Non-Employee Director at the time his or her service as a director commences shall be granted an Option to purchase 75,000 Shares on such date.

            (b) Subsequent Grants. Each Non-Employee Director shall be entitled to a subsequent grant of Options to purchase an additional 75,000 shares of Common Stock on the fifth anniversary of each previous grant to such person, provided such person remains a Non-Employee Director as of the date of such anniversary.

            (c) Option Price. The Option Price of each Option shall be the Fair Market Value of the Shares on the date the Option is granted. If the Common Stock is traded in a public market, the Fair Market Value per share shall be, if the Common Stock is listed on a national securities exchange or included in the Nasdaq National Market, the last reported sale price thereof on the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the date of any grant is not a business day, the Fair Market Value per share shall be determined as of the immediately preceding business day. If the Common Stock is not traded in a public market on the relevant date, the Fair Market Value shall be as determined in good faith by the Committee.

                  (d) Termination of Options.

                  No Option or any unexercised portion thereof shall be exercisable after the first to occur of the following:

                        (i) Expiration of ten years from the date of grant;

                        (ii) Expiration of three months from the date the Optionee's service as a member of the Board of Directors ceases for any reason other than (A) death, (B) Disability, (C) voluntary resignation by a Non-Employee Director after such director reaches age 65, or (D) removal from the Board of Directors with or without cause;

                        (iii) Expiration of one year from the date the Optionee's service as a member of the Board of Directors ceases by reason of death, Disability, voluntary resignation after reaching age 65 or removal from the Board without cause; or

                        (iv) The date of removal from the Board of Directors with cause. A director who is removed from the Board shall be deemed to been removed for cause if such director (A) has been engaged in disloyalty to the Company or proven dishonesty, including fraud, theft or commission of a felony,
(B) has been found to have breached his fiduciary duties as a director or (C) has revealed confidential information of the Company.

                  (e) Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current and effective registration statement or qualified offering statement under Regulation A under the Act) contain the Optionee's acknowledgment in form and substance satisfactory to the Company that
(i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Optionee has been advised and understands that
(A) the Shares have not been registered under the Act, are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (I) registration under federal or state securities laws, (II) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (III) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (IV) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

                  (f) Medium of Payment. An Optionee may pay for Shares (i) in cash, (ii) by check payable to the order of the Company or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of Common Stock held by the Optionee for at least six months. If payment is made in whole or in part in shares of Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent (I) the Shares in respect of which payment is made, and
(II) such excess number
of shares. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

                  (g) Transfers. No option granted under the Plan may be transferred, except by will or by the laws of descent and distribution or pursuant to the terms of a "qualified domestic relations order," within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended. In addition, option grants may permit the transfer of an Option to the Optionee's spouse, children or grandchildren or a trust created solely for the benefit of the Optionee and the foregoing persons.

            9. VESTING OF OPTIONS.

                  (a) General Rule. Except as set forth below, (i) each Option granted under the Plan shall vest and become exercisable in ten equal semi-annual installments beginning on six months from the date of grant and (ii) no Option shall be exercisable subsequent to the Optionee's termination of service as a member of the Board of Directors for any reason to any greater extent than such Option was exercisable on the date of such termination of service.

                  (b) Acceleration of Vesting Under Certain Circumstances. Upon termination of an Optionee's service as a member of the Board of Directors by reason of death, Disability, resignation after reaching age 65 or removal from the Board of Directors without cause, all outstanding Options granted to Optionee as of the termination of service shall vest and immediately become exercisable.

                  (c) Change of Control. In the event of a Change of Control, all Options then outstanding under the Plan shall vest and become immediately exercisable in full. Any amendment to this Section 9(c) which diminishes the rights of Optionees shall not be effective with respect to Options outstanding at the time of adoption of such amendment, whether or not such outstanding Options are then exercisable.

                  A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (a) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated; (b) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company; (c) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation other than, in either case, a merger or consolidation of the Company in which holders of shares of Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving corporation's voting securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders' ownership of Common Stock immediately before the merger or consolidation; (d) the date any entity, person or group, within the meaning of Section 13(d)(3) or
Section 14(d)(2) of the Exchange Act (other than the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries), shall have become the beneficial owner of, or shall have obtained voting control over, more than 30% of the outstanding shares of Common Stock; or (e) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two years, unless the nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

            10. ADJUSTMENTS ON CHANGES IN CAPITALIZATION. The aggregate number of Shares and class of shares as to which Options may be granted hereunder, the number and class or classes of shares covered by each outstanding Option and the Option Price thereof, and the number of Shares subject to Options granted pursuant to Sections 8(a) and 8(b) shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section 10, and any such determination by the Committee shall be final, binding and conclusive.

            11. AMENDMENT OF THE PLAN. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not (a) increase the maximum number of shares as to which Options may be granted or (b) make any other change or amendment to which stockholder approval is required in order to satisfy the conditions of any applicable rule or regulation, in each case without obtaining approval, within twelve months before or after such action, of the Company's stockholders. No amendment to the Plan shall adversely affect any outstanding Option, however, without the consent of the Optionee.

            12. NO COMMITMENT TO RETAIN. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company to retain the Optionee as a member of the Company's Board of Directors.

            13. WITHHOLDING OF TAXES. Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee's compliance, to the Company's satisfaction, with any withholding requirement.

            14. INTERPRETATION. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under the Plan, and of any Option Document, shall be final, binding and conclusive.

            15. GOVERNING LAW. The Plan and all Option Documents hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

                          SUBMICRON SYSTEMS CORPORATION

                   AMENDED AND RESTATED 1991 STOCK OPTION PLAN

                                                                    Revised 3/98


            SubMicron Systems Corporation (the "Company") hereby amends and restates the SubMicron Systems Corporation 1991 Amended and Restated Stock Option Plan in its entirety (as so amended and restated, the "Plan").

            1. PURPOSE. The Plan is intended to recognize the contributions made to the Company or an Affiliate by employees of the Company or any Affiliate (as hereinafter defined), members of the Board of Directors of the Company or any Affiliate, and certain consultants and advisors to the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or any Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's Common Stock, $.0001 par value (the "Common Stock").

            2. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

                  (a) "Act" means the Securities Act of 1933, as amended.

                  (b) "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code.

                  (c) "Board of Directors" means the Board of Directors of the Company.

                  (d) "Change of Control" shall have the meaning as set forth in
Section 9 of the Plan.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended.

                  (f) "Committee" means the Board of Directors or the committee designated by the Board of Directors in accordance with the provisions set forth in Section 3 of the Plan.

                  (g) "Company" means SubMicron Systems Corporation, a Delaware corporation.

                  (h) "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

                  (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (j) "Fair Market Value" shall have the meaning set forth in Subsection 8(b) of the Plan.

                  (k) "ISO" means an Option granted under the Plan which is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code.

                  (l) "Non-qualified Stock Option" means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an "incentive stock option" within the meaning of Section 422(b) of the Code.

                  (m) "Option" means either an ISO or a Non-qualified Stock Option granted under the Plan.

                  (n) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

                  (o) "Option Document" means the document described in Section 8 of the Plan which sets forth the terms and conditions of a grant of Options.

                  (p) "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Section 8(b) of the Plan.

                  (q) "Shares" means the shares of Common Stock of the Company which are the subject of Options.

            3. ADMINISTRATION OF THE PLAN.

                  (a) Committee. The Plan shall be administered by a committee composed of two or more of the members of the Company's Board of Directors who shall not be eligible to receive Options under the Plan while serving as a member of the Committee; provided, however, the Board may designate two committees to administer the Plan in its stead, one of such committees composed of two or more of its directors who will not be eligible to receive Options under the Plan while serving on such Committee to administer the Plan with respect to each person who is a "Principal Officer (as defined below), and the other such committee composed of two or more directors (which may include directors who are eligible to receive Options under the Plan) to administer the Plan with respect to each person other than a Principal Officer. Any of such committees designated by the Board of Directors is referred to as the "Committee." As used herein the term "Principal Officer" means a person who is an "officer" of the Company, within the meaning of Rule 16a-1(f) promulgated under the Exchange Act, or any successor regulation.

                  (b) Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

                  (c) Grants. The Committee shall from time to time, in its discretion, direct the Company to grant Options pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the Optionees to whom, the times at which, and the price at which Options shall be granted,
(ii) determine the type of Option to be granted and the number of Shares subject thereto, and (iii) approve the form and terms and conditions of the Option Documents; all subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the Optionee's services and responsibilities, the Optionee's present and potential contribution to the Company's success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final, binding and conclusive.

                  (d) Exculpation. No member of the Board of Directors shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under the Plan, provided that this Section 3(d) shall not apply to (i) any breach of such member's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, or (iv) any transaction from which the member derived an improper personal benefit.

                  (e) Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Certificate of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of the action, suit or proceeding.

                  (f) Limitations on Grants of Options to Consultants and Advisors. With respect to the grant of Options to consultants and advisors, bona fide services must be rendered by consultants and advisors, and such services must not be in connection with a capital raising transaction.

            4. GRANTS UNDER THE PLAN. Grants under the Plan may be in the form of a Non-qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee.

            5. ELIGIBILITY. All employees and members of the Board of Directors of, and (subject to Section 3(f)) consultants and advisors to, the Company or an Affiliate shall be eligible to receive Options hereunder. The Committee, in its sole discretion, shall determine whether an individual qualifies as such an employee, consultant or advisor.

            6. SHARES SUBJECT TO PLAN. The aggregate maximum number of Shares for which Options may be granted pursuant to the Plan is 5,000,000, subject to adjustment as provided in Section 10 of the Plan. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, the Shares for which the Option was not exercised may again be the subject of one or more Options granted pursuant to the Plan.

            7. TERM OF THE PLAN. No Option may be granted under the Plan after June 10, 2001.

            8. OPTION DOCUMENTS AND TERMS. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for federal income tax purposes. If any Option designated as an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

                  (a) Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options which are intended to be ISOs and Options which are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan. The maximum number of Shares for which Options may be granted to any single Optionee in any calendar year, adjusted as provided in Section 10, shall be 1,000,000 Shares.

                  (b) Option Price. Each Option Document shall state the Option Price which, for a Non-qualified Stock Option, may be less than, equal to, or greater than the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Section 8(b); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Common Stock is traded in a public market, the Fair Market Value per share shall be, if the Common Stock is listed on a national securities exchange or included in the Nasdaq National Market, the last reported sale price thereof on the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Common Stock is not traded in a public market on the relevant date, the Fair Market Value shall be as determined in good faith by the Committee.

                  (c) Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current and effective registration statement or qualified Offering Statement under Regulation A under the Securities Act) contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Optionee has been advised and understands that (A) the Shares have not been registered under the Act, are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (I) registration under federal or state securities laws, (II) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (III) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (IV) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

                  (d) Medium of Payment. An Optionee shall pay for Shares (i) in cash, (ii) by certified or cashier's check payable to the order of the Company or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of Common Stock held by the Optionee for at least six months. If payment is made in whole or in part in shares of Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent (I) the Shares in respect of which payment is made, and (II) such excess number of shares. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

                  (e) Termination of Options.

                        (i) No option or any unexercised installments thereof shall be exercisable after the first to occur of the following:

                              (A) Expiration of the Option term specified in the
Option Document, which shall not exceed (1) ten years from the date of grant, or
(2) five years from the date of grant of an ISO if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of an Affiliate;

                              (B) Expiration of three months from the date the
Optionee's employment or service with the Company or its Affiliates terminates for any reason other than Disability or death or as otherwise specified in Subsection 8(e)(i)(D) or 8(e)(i)(E) below;

                              (C) Expiration of one year from the date such
employment or service with the Company or its Affiliates terminates due to the Optionee's Disability or death;

                              (D) A finding by the Committee, after full
consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached his employment or service contract with the Company or an Affiliate, or has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price of such Shares. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture; or

                              (E) The date, if any, set by the Board of
Directors as an accelerated expiration date in the event of a Change of Control.

                        (ii) Notwithstanding the foregoing, the Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Option Document pursuant to Subsection 8(e)(i)(A), provided that any change pursuant to this Subsection 8(e)(ii) which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.

                  (f) Transfers. No Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him. Notwithstanding the foregoing, a Non-qualified Stock Option may be transferred pursuant to the terms of a "qualified domestic relations order," within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended. In addition, option grants may permit the transfer of an Option to the Optionee's spouse, children or grandchildren or a trust created solely for the benefit of the Optionee and the foregoing persons.

                  (g) Limitation on ISO Grants. In no event shall the aggregate fair market value of the shares of Common Stock (determined at the time an ISO is granted) with respect to which incentive stock options under all incentive stock option plans of the Company or its Affiliates are exercisable for the first time by the Optionee during any calendar year exceed $100,000.

                  (h) Other Provisions. Subject to the provisions of the Plan, the Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

                  (i) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made pursuant to Subsection 8(e)(i)(E) or Section 9 of the Plan, as applicable, except to the extent set forth in Section 9.

            9. CHANGE OF CONTROL. In the event of a Change of Control, all Options then outstanding under the Plan shall become immediately exercisable in full; provided that any acceleration of exercisability of options under this
Section 9 which would cause an ISO to become a Non-Qualified Stock Option may be made only with the consent of the Optionee. Any amendment to this Section 9 which diminishes the rights of Optionees shall not be effective with respect to Options outstanding at the time of adoption of such amendment, whether or not such outstanding Options are then exercisable. In addition, in the event of a Change of Control, the Committee may take whatever other action with respect to Options outstanding as it deems necessary or desirable, including without limitation, accelerating the expiration date of any Options.

                  A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (a) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, (b) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, (c) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation other than, in either case, a merger or consolidation of the Company in which holders of shares of Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving corporation's voting securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders' ownership of Common Stock immediately before the merger or consolidation, (d) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (other than (i) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (ii) any other person who, as of January 1, 1995, shall have been the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of outstanding shares of Common Stock), shall have become the beneficial owner of, or shall have obtained voting control over, more than 30% of the outstanding shares of Common Stock, or
(e) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two years, unless the nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

            10. ADJUSTMENTS ON CHANGES IN CAPITALIZATION. The aggregate number of Shares and class of shares as to which Options may be granted hereunder, the number and class or classes of shares covered by each outstanding Option and the Option Price thereof shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section 10, and any such determination by the Committee shall be final, binding and conclusive.

            11. AMENDMENT OF THE PLAN. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not (a) change the class of individuals eligible to receive an ISO, (b) increase the maximum number of shares as to which Options may be granted or (c) make any other change or amendment to which stockholder approval is required in order to satisfy the conditions set forth in Rule 16b-3 promulgated under the Exchange Act, in each case without obtaining approval, within twelve months before or after such action, by vote of a majority of the votes cast at a duly called meeting of the stockholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter. No amendment to the Plan shall adversely affect any outstanding Option, however, without the consent of the Optionee.

            12. NO COMMITMENT TO RETAIN. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee in the employ or service of the Company or an Affiliate and/or as a member of the Company's Board of Directors or in any other capacity.

            13. WITHHOLDING OF TAXES. Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee's compliance, to the Company's satisfaction, with any withholding requirement.

            14. INTERPRETATION. It is the intent of the Company that transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) of the Exchange Act) satisfy the conditions of Rule 16b-3 promulgated under the Exchange Act. To the extent that any provision of the Plan would result in a conflict with such conditions, such provision shall be deemed null and void to the extent permitted by applicable law and in the discretion of the Board of Directors. This Section 14 shall not be applicable if no class of the Company's equity securities is then registered pursuant to
Section 12 of the Exchange Act.